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                                                                   EXHIBIT 10.30

                                  May 16, 2000



US UNWIRED INC.
One Lakeshore Drive, Suite 1900
Lake Charles, Louisiana  70629

Dear Sir or Madam:

          The undersigned holder (the "Holder") of Senior Redeemable Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), of US Unwired Inc. (the "Company") hereby confirms with you the following:

          (1) The Holder has this day received the Notice of Mandatory Conversion that is annexed as Exhibit A. The Holder waives any other notice requirement applicable to the mandatory conversion described in Exhibit A (the "Mandatory Conversion"). The Holder agrees that the Mandatory Conversion is conditional, as described in Exhibit A, and that the Notice will be deemed rescinded if the specified conditions have not occurred by June 30, 2000.

          (2) The Holder confirms that it holds the number of shares of Series A Preferred Stock set forth in Schedule 1 to Exhibit A (the "Converted Shares"), and that the Holder is entitled to receive by reason of the Mandatory Conversion the whole number of shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of the Company that is set forth in Schedule 1 to Exhibit A (the "Conversion Shares"), plus payment in cash for any fraction of a share that is set forth in Schedule 1 to Exhibit A, which payment shall be based upon the initial public offering price per share of the Class A Common Stock, par value $.01 per share, of the Company being sold in the Company's initial public offering ("IPO").

          (3) The Holder will deliver to the Company certificates representing the Converted Shares, against delivery to the Holder of one certificate representing the Conversion Shares, at the time and place (in New York City) of the closing of the IPO, of which the Company will give the Holder at least 24 hours advance notice. The Holder and the Company agree that the certificate for the Conversion Shares need not be deposited with a bank or trust company pursuant to Article III(K), Section 10(d) of the Company's Articles of Incorporation. Such certificate will contain the restrictive legend that is set forth in Section 6.5 of the Securities Purchase Agreement dated October 29, 1999, between the Company and the Holder, and a legend that refers to Article III(F) of the Company's Articles of Incorporation. The Holder agrees that a check representing any fractional interest shown in Schedule 1 to Exhibit A may be mailed to it at its address of record in due course following delivery of the Conversion Shares.

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          Please confirm this letter by signing in the place provided.

                                    Sincerely yours,

                                    THE 1818 FUND III, L.P.


                                    By: /s/ Lawrence C. Tucker
                                    ________________________________
                                    Authorized Signatory

We confirm the foregoing

US UNWIRED INC.


By: /s/ Authorized Officer
   __________________________

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                                                                       Exhibit A

                                US UNWIRED INC.

                         Notice of Mandatory Conversion

TO: The holders of the Senior Redeemable Convertible Preferred Stock, Series A (the "Series A Preferred Stock") of US Unwired Inc. (the "Company")

     PLEASE TAKE NOTICE that, subject to the conditions precedent set forth below, US UNWIRED INC. hereby exercises its right to require the Mandatory Conversion (as such term is defined in Article III(K), Section 10(a), of its Articles of Incorporation) of all of the shares of its Series A Preferred Stock.

     The Mandatory Conversion Date will be the date of the closing of the Company's initial public offering (the "IPO Closing") pursuant to the certain Underwriting Agreement among the Company, the underwriters listed in Schedule I thereto, and the selling stockholders listed in Schedule II thereto.

     The number of shares of Series A Preferred Stock to be converted (the "Converted Shares"), the number of shares of Class B Common Stock, par value $.01 per share, of the Company into which they are to be converted (the "Conversion Shares"), and any fractional interest of a holder in a Conversion Share are shown in Schedule I annexed.

     The Mandatory Conversion is subject to the conditions precedent that the IPO Closing shall have occurred on or before June 30, 2000 and that the initial public offering price of the shares of Class A Common Stock, par value $.01, of the Company being sold in the IPO is not less than the price at which the Internal Rate of Return (as such term is defined in Article III(K) of the Company's Articles of Incorporation) of the holder of the Series A Preferred Stock would be at least 20% per annum on the Mandatory Conversion Date.

     Notice dated May 15, 2000.

                                    US UNWIRED INC.
                                    Lake Charles, Louisiana

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                                   SCHEDULE 1

                             "Converted Shares"            "Conversion Shares"        Fractional
Holder                       of Series A Preferred Stock   of Class B Common Stock    Interest
--------------------------   ---------------------------   -----------------------   -----------

The 1818 Fund III, L.P.                500,000                    10,038,418           0.0791


NOTE: The number of "Conversion Shares" assumes that no action is taken that would require a further adjustment of the Conversion Price under Article III(K),
Section 8(d), of the Company's Articles of Incorporation.